UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 13, 2005

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20766 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)

Registrant’s telephone number, including area code: (713) 690-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

     On January 13, 2005, HCC Insurance Holdings, Inc. (the “Company”) entered into an amendment to the Employment Agreement of its Executive Chairman and Chief Executive Officer Stephen L. Way, such amendment to be effective as of November 10, 2004. The material provisions of the agreement, as amended, are as set forth below.

     Under the terms of the agreement, as amended, Mr. Way will serve as Executive Chairman of the Board and Chief Executive Officer of the Company. The initial term of the agreement is through December 31, 2007; however, that term is automatically extended each year in the absence of notice of termination. Under the agreement, Mr. Way will receive an annual base salary of $800,000 and annual deferred compensation of not less than $400,000. The amount of any bonus to be paid to Mr. Way is determined in the discretion of the Compensation Committee. Mr. Way is also entitled to certain other perquisites, including the use of Company automobiles, certain club memberships, extended medical coverage, utilization of Company employees, reimbursement for miscellaneous incidental expenditures and reimbursement for estate planning expenses. The agreement further provides that upon its termination, Mr. Way will serve the Company as a consultant for a period of five years and receive $450,000 per year. In the event Mr. Way’s employment is terminated as a result of his death or disability, he or his legal representative will be entitled to receive the compensation he would have otherwise been entitled to receive throughout the remaining term of the agreement. In addition, any unvested stock options will immediately vest. Mr. Way will be entitled to receive all of the sums and benefits otherwise due to him under the agreement in the event his employment is terminated other than by the Company for Cause or by Mr. Way unless for Good Reason after a Change of Control. The Company will also reimburse Mr. Way if there are any payments made to him which are subject to any excise taxes. If the agreement is terminated, Mr. Way has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

     The Company will file Mr. Way’s amended Employment Agreement as an exhibit to its Annual Report on Form 10-K for the Year Ended December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2005	HCC INSURANCE HOLDINGS, INC.
	By:	/s/ Christopher L. Martin
Christopher L. Martin,
Executive Vice President and General Counsel